                                                               Exhibit (h)(1)(b)


                                     FORM OF
                          AMENDMENT NUMBER TWENTY-THREE
                          -----------------------------

                                     TO THE

                            FUND ACCOUNTING AGREEMENT


     THIS AMENDMENT NUMBER TWENTY-THREE, dated ______________, to the Fund Accounting Agreement dated May 31, 1997 (the "Agreement") by and between the parties set forth in Schedule A, attached hereto and incorporated by reference and Van Kampen Asset Management, a Delaware statutory trust ("Asset Management").

                               W I T N E S S E T H
                               -------------------

     WHEREAS, the following parties, each being an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, wish to become parties to the Agreement:


     Van Kampen Inflation-Linked Fixed Income Fund

     WHEREAS, the original parties desire to add the aforementioned additional entities as a party to the Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out in the Agreement and herein, it is hereby agreed that Schedule A of the Agreement be amended to add the party mentioned above as party to the Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ALL OF THE PARTIES SET FORTH IN SCHEDULE A


By:__________________________________
      Stuart N. Schuldt
Chief Financial Officer and Treasurer


VAN KAMPEN ASSET MANAGEMENT

By __________________________________
          Edward C. Wood, III
Managing Director, Chief Operating Officer

                                   SCHEDULE A
                                   ----------




         CLOSED END FUNDS
         ----------------

         Van Kampen High Income Trust II
         Van Kampen Municipal Trust
         Van Kampen Ohio Quality Municipal Trust
         Van Kampen Trust For Insured Municipals
         Van Kampen Trust For Investment Grade Municipals
         Van Kampen Trust For Investment Grade New Jersey Municipals Van Kampen Trust For Investment Grade New York Municipals Van Kampen Municipal Opportunity Trust
         Van Kampen California Value Municipal Income Trust
         Van Kampen Massachusetts Value Municipal Income Trust
         Van Kampen Pennsylvania Value Municipal Income Trust
         Van Kampen Advantage Municipal Income Trust II
         Van Kampen Select Sector Municipal Trust
         Van Kampen Dynamic Credit Opportunities Fund
         Van Kampen Bond Fund

         OPEN END FUNDS
         --------------

         Van Kampen Comstock Fund
         Van Kampen Corporate Bond Fund
         Van Kampen Strategic Growth Fund
         Van Kampen Enterprise Fund
         Van Kampen Equity and Income Fund
         Van Kampen Government Securities Fund
         Van Kampen Growth and Income Fund
         Van Kampen Harbor Fund
         Van Kampen High Yield Fund
         Van Kampen Exchange Fund

         Van Kampen Life Investment Trust
         --------------------------------
         on behalf of its Series
         Mid Cap Growth Portfolio
         Comstock Portfolio
         Capital Growth Portfolio
         Enterprise Portfolio
         Government Portfolio
         Growth and Income Portfolio
         Money Market Portfolio

         Van Kampen Limited Duration Fund
         Van Kampen Pace Fund
         Van Kampen Real Estate Securities Fund
         Van Kampen Reserve Fund

         Van Kampen Tax-Exempt Trust
         ---------------------------
         on behalf of its Series
         Van Kampen High Yield Municipal Fund

         Van Kampen Equity Trust II
         --------------------------
         on behalf of its Series
         Van Kampen Technology Fund
         Van Kampen International Advantage Fund
         Van Kampen American Franchise Fund
         Van Kampen International Growth Fund
         Van Kampen Equity Premium Income Fund

         Van Kampen U.S. Government Trust
         --------------------------------
           on behalf of its series
         Van Kampen U.S. Mortgage Fund

         Van Kampen Tax Free Trust
         -------------------------
           on behalf of its series
         Van Kampen California Insured Tax Free Fund
         Van Kampen Insured Tax Free Income Fund
         Van Kampen Intermediate Term Municipal Income Fund
         Van Kampen Municipal Income Fund
         Van Kampen New York Tax Free Income Fund
         Van Kampen Strategic Municipal Income Fund
         Van Kampen California Municipal Income Fund**
         Van Kampen American Capital Michigan Tax Free Income Fund** Van Kampen American Capital Missouri Tax Free Income Fund** Van Kampen American Capital Ohio Tax Free Income Fund**

         Van Kampen Trust
         ----------------
           on behalf of its series
         Van Kampen Core Plus Fixed Income Fund
         Van Kampen Managed Short Term Income Fund**
         Van Kampen Inflation-Linked Fixed Income Fund

         Van Kampen Equity Trust
         -----------------------
           on behalf of its series
         Van Kampen Aggressive Growth Fund
         Van Kampen Asset Allocation Conservative Fund
         Van Kampen Asset Allocation Moderate Fund
         Van Kampen Asset Allocation Growth Fund
         Van Kampen Disciplined Small Cap Value Fund
         Van Kampen Core Equity Fund
         Van Kampen Global Growth Fund
         Van Kampen Leaders Fund
         Van Kampen Mid Cap Growth Fund
         Van Kampen Select Growth Fund
         Van Kampen Small Cap Growth Fund
         Van Kampen Small Cap Value Fund
         Van Kampen Small Company Growth Fund**
         Van Kampen Utility Fund
         Van Kampen Value Opportunities Fund

         Van Kampen Pennsylvania Tax Free Income Fund
         Van Kampen Tax Free Money Fund

         Van Kampen Series Fund, Inc.
         ----------------------------
           on behalf of its series
         Van Kampen American Value Fund
         Van Kampen Emerging Markets Debt Fund**
         Van Kampen Emerging Markets Fund
         Van Kampen Equity Growth Fund
         Van Kampen Global Equity Allocation Fund
         Van Kampen Global Franchise Fund
         Van Kampen Global Value Equity Fund
         Van Kampen Growth and Income Fund II**

         Van Kampen Retirement Strategy Trust
         ------------------------------------
         Van Kampen 2010 Retirement Strategy Fund**
         Van Kampen 2015 Retirement Strategy Fund**
         Van Kampen 2020 Retirement Strategy Fund**
         Van Kampen 2025 Retirement Strategy Fund**
         Van Kampen 2030 Retirement Strategy Fund**
         Van Kampen 2035 Retirement Strategy Fund**
         Van Kampen 2040 Retirement Strategy Fund**
         Van Kampen 2045 Retirement Strategy Fund**
         Van Kampen 2050 Retirement Strategy Fund**
         Van Kampen In Retirement Strategy Fund**


         **This Fund has not commenced investment operations as of the date first set forth above.